Exhibit 5.1

Reed Smith LLP 1841 Page Mill Road, Suite 110 Palo Alto, CA 94304 +1 650 352 0500 Fax +1 650 352 0699 reedsmith.com

October 3, 2025

Jaguar Health, Inc.

200 Pine Street, Suite 400

San Francisco, California 94014

Ladies and Gentlemen:

This opinion is furnished to you in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by Jaguar Health, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on the date hereof in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), for resale by the selling stockholders named in the Registration Statement (the “Selling Stockholders”) of up to 2,621,852 shares of the Company’s voting common stock, par value $0.0001 per share (the “Common Stock”). Such shares of Common Stock consist of: (i) up to 1,980,827 shares of Common Stock (the “Exchange Shares”) issuable upon the exchange of 950.8 outstanding shares of Series N Perpetual Preferred Stock, par value $0.0001 per share, of the Company (the “Series N Preferred Stock”) issued to certain of the Selling Stockholders (the “Series N Selling Stockholders”) pursuant to certain securities purchase agreements (each a “Series N Purchase Agreement” and collectively, the “Series N Purchase Agreements”) dated as of September 9, 2025, by and among the Company and the Series N Selling Stockholders, and (ii) (A) up to 161,583 shares of Common Stock (the “New PIPE Shares”) and (B) up to 479,442 shares of Common Stock (the “PFW Shares”) issuable upon the exercise of that certain pre-funded warrant to purchase Common Stock (the “Pre-Funded Warrant”), which New PIPE Shares and Pre-Funded Warrant were issued by the Company to one of the Selling Stockholders (the “New PIPE Selling Stockholder”) pursuant to that certain securities purchase agreement (the “New PIPE Purchase Agreement”), dated as of September 28, 2025, between the Company and the PIPE Selling Stockholder.

In rendering the opinion set forth herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all items submitted to us as originals, the conformity with originals of all items submitted to us as copies, and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and public officials.

NEW YORK ◆ LONDON ◆ HONG KONG ◆ CHICAGO ◆ WASHINGTON, D.C. ◆ BEIJING ◆ PARIS ◆ LOS ANGELES ◆ SAN FRANCISCO ◆ PHILADELPHIA

◆ SHANGHAI ◆ PITTSBURGH ◆ HOUSTON SINGAPORE ◆ MUNICH ◆ ABU DHABI ◆ PRINCETON ◆ NORTHERN VIRGINIA ◆ WILMINGTON

◆ SILICON VALLEY ◆ DUBAI ◆ CENTURY CITY ◆ RICHMOND ◆ GREECE ◆ KAZAKHSTAN

Jaguar Health, Inc. October 3, 2025 Page 2

This opinion is based solely on the General Corporation Law of the State of Delaware (including all related provisions of the Delaware Constitution and all reported judicial decisions interpreting the General Corporation Law of the State of Delaware and the Delaware Constitution).

Based upon and subject to the foregoing, we are of the opinion that (i) the Exchange Shares have been duly authorized for issuance and, when issued and delivered by the Company in accordance with the terms of that certain Certificate of Designation of Preferences, Rights and Limitations of Series N Perpetual Preferred Stock (the “Certificate of Designation”) filed by the Company with the Secretary of State of the State of Delaware and effective on September 9, 2025, and the terms of the Series N Purchase Agreements, the Exchange Shares will be validly issued, fully paid, and nonassessable, (ii) the New PIPE Shares have been duly authorized for issuance, and are validly issued, fully paid and nonassessable, and (iii) the PFW Shares have been duly authorized for issuance and, when issued and paid for upon exercise of the Pre-Funded Warrant in accordance with the terms of the Pre-Funded Warrant, the PFW Shares will be validly issued, fully paid, and nonassessable.

We consent to the inclusion of this opinion as an exhibit to the Registration Statement and further consent to all references to us under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Reed Smith LLP

Reed Smith LLP

Legal Op: DCR/MSL